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                                                                  EXHIBIT 23.5

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of WorldCom, Inc. of our report dated January 27, 1997 relating to the consolidated financial statements of MCI Communications Corporation for the year ended December 31, 1996, which report appears in WorldCom, Inc.'s Current Report on Form 8K/A-2 dated November 9, 1997 (as amended on January 28, 1998). We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
January 28, 1998
Washington, D.C.